UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 1, 2018, Diversicare Healthcare Services, Inc. ("Diversicare" or the "Company") sold three Kentucky properties, which are collectively referred to as the "Kentucky Properties." On August 30, 2019, the Company terminated operations of ten centers in Kentucky and concurrently transferred operation to a new operator. These ten centers are collectively referred to as the "Kentucky Centers." The Kentucky Properties and the Kentucky Centers are referred to collectively as the "Kentucky Exit" throughout the unaudited pro forma condensed consolidated financial statements. The Kentucky Exit meets the accounting criteria to be reported as discontinued operations.
The accompanying unaudited pro forma condensed consolidated statements of operations (the “Pro Forma Statements of Operations”) for the six months ended June 30, 2019 and for the years ended December 31, 2018, 2017 and 2016 reflect the historical consolidated Statements of Operations of the Company and the unaudited historical carve-out results of operations related to the Kentucky Exit. The Pro Forma Statements of Operations give effect to the Kentucky Exit as if it had been completed on January 1, 2016, the beginning of the earliest period presented. The accompanying unaudited pro forma condensed balance sheet (the “Pro Forma Balance Sheet”) as of June 30, 2019 reflects the unaudited historical consolidated balance sheet of Diversicare and the assets and liabilities related to the ten Kentucky Centers, giving effect to the dispositions as if they had been completed on June 30, 2019.
The Pro Forma Statements of Operations do not include any material nonrecurring charges that might arise as a result of the dispositions.
The accompanying statements and related notes are being provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated balance sheet of Diversicare would have been had the dispositions occurred on the dates assumed, nor are they necessarily indicative of Diversicare's future consolidated results of operations or consolidated financial position. The statements are based upon currently available information and estimates and assumptions that Diversicare management believes are reasonable as of the date hereof.
The accompanying unaudited pro forma financial statements have been developed from and should be read in conjunction with the audited annual and unaudited interim consolidated financial statements and related notes of Diversicare on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2019, and Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 5, 2019, respectively.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended June 30, 2019
(in thousands, except per share amounts)

	Historical Diversicare	Kentucky Centers		Pro Forma
PATIENT REVENUES, net	$269,723	$(34,206)	(a)	$235,517
EXPENSES:
Operating	216,754	(28,413)	(a)	188,341
Lease and rent expense	31,606	(5,377)	(a)	26,229
Professional liability	6,378	(2,934)	(a)	3,444
Litigation contingency expense	3,100	—		3,100
General and administrative	15,107	(945)	(a)	14,162
Depreciation and amortization	5,496	(963)	(a)	4,533
Total expenses	278,441	(38,632)		239,809
OPERATING LOSS	(8,718)	4,426		(4,292)
OTHER EXPENSE:
Other income	205	(5)	(a)	200
Interest expense, net	(3,016)	146	(f)	(2,870)
Total other expense	(2,811)	141		(2,670)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,529)	4,567		(6,962)
BENEFIT (PROVISION) FOR INCOME TAXES	(16,396)	101	(b)	(16,295)
NET LOSS FROM CONTINUING OPERATIONS	(27,925)	4,668		(23,257)
NET LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(4.33)			$(3.61)
Per common share – diluted
Continuing operations	$(4.33)			$(3.61)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,448			6,448
Diluted	6,448			6,448

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2018
(in thousands, except per share amounts)

	Historical Diversicare	Kentucky Centers		Pro Forma
PATIENT REVENUES, net	$563,462	$(87,339)	(a)	$476,123
EXPENSES:
Operating	450,686	(70,868)	(a)	379,818
Lease and rent expense	57,073	(7,842)	(a)	49,231
Professional liability	11,796	(5,309)	(a)	6,487
Litigation contingency expense	6,400	—		6,400
General and administrative	32,791	(2,801)	(a)	29,990
Depreciation and amortization	11,201	(993)	(a)	10,208
Gain on sale of assets	(4,825)	4,825	(c)	—
Total expenses	565,122	(82,988)		482,134
OPERATING INCOME (LOSS)	(1,660)	(4,351)		(6,011)
OTHER EXPENSE:
Gain on sale of investment in unconsolidated affiliate	308	—		308
Debt retirement costs	(267)	—		(267)
Other income	168	11	(a)	179
Interest expense, net	(6,653)	1,119	(f)	(5,534)
Total other expense	(6,444)	1,130		(5,314)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,104)	(3,221)		(11,325)
BENEFIT (PROVISION) FOR INCOME TAXES	750	714	(b)	1,464
INCOME (LOSS) FROM CONTINUING OPERATIONS	(7,354)	(2,507)		(9,861)
NET LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(1.15)			$(1.55)
Per common share – diluted
Continuing operations	$(1.15)			$(1.55)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,372			6,372
Diluted	6,372			6,372

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2017
(in thousands, except per share amounts)

	Historical Diversicare	Kentucky Centers		Pro Forma
PATIENT REVENUES, net	$574,794	$(89,298)	(a)	$485,496
EXPENSES:
Operating	458,122	(67,358)	(a)	390,764
Lease and rent expense	54,988	(6,740)	(a)	48,248
Professional liability	10,764	(2,772)	(a)	7,992
General and administrative	33,311	(1,991)	(a)	31,320
Depreciation and amortization	10,902	(837)	(a)	10,065
Lease termination receipts	(180)	—		(180)
Total expenses	567,907	(79,698)		488,209
OPERATING INCOME	6,887	(9,600)		(2,713)
OTHER EXPENSE:
Gain on sale of investment in unconsolidated affiliate	733	—		733
Gain on bargain purchase	925	—		925
Hurricane costs	(232)	—		(232)
Interest expense, net	(6,369)	1,016	(f)	(5,353)
Total other expense	(4,943)	1,016		(3,927)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,944	(8,584)		(6,640)
BENEFIT (PROVISION) FOR INCOME TAXES	(6,743)	4,209	(b)	(2,534)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,799)	(4,375)		(9,174)
NET LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(0.76)			$(1.46)
Per common share – diluted
Continuing operations	$(0.76)			$(1.46)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,279			6,279
Diluted	6,279			6,279

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2016
(in thousands, except per share amounts)

	Historical Diversicare	Kentucky Centers		Pro Forma
PATIENT REVENUES, net	$426,063	$(87,412)	(a)	$338,651
EXPENSES:
Operating	342,932	(66,745)	(a)	276,187
Lease and rent expense	33,364	(6,827)	(a)	26,537
Professional liability	8,456	(3,051)	(a)	5,405
General and administrative	30,271	(1,514)	(a)	28,757
Depreciation and amortization	8,292	(799)	(a)	7,493
Lease termination costs	2,008	—		2,008
Total expenses	425,323	(78,936)		346,387
OPERATING INCOME (LOSS)	740	(8,476)		(7,736)
OTHER EXPENSE:
Gain on sale of investment in unconsolidated affiliate	1,366	—		1,366
Debt retirement costs	(351)	—		(351)
Equity in net income from unconsolidated affiliate	273	—		273
Interest expense, net	(4,802)	1,133	(f)	(3,669)
Total other expense	(3,514)	1,133		(2,381)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,774)	(7,343)		(10,117)
BENEFIT (PROVISION) FOR INCOME TAXES	1,030	2,601	(b)	3,631
INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,744)	(4,742)		(6,486)
NET LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE:
Per common share – basic
Continuing operations	$(0.28)			$(1.05)
Per common share – diluted
Continuing operations	$(0.28)			$(1.05)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,199			6,199
Diluted	6,199			6,199

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2019
(in thousands, except for par value)

	Historical Diversicare	Transaction Adjustments		Pro Forma
CURRENT ASSETS:
Cash and cash equivalents	$2,986	$(1,050)	(e) (g)	$1,936
Receivables	67,984	—		67,984
Other receivables	3,686	—		3,686
Prepaid expenses and other current assets	3,861	—		3,861
Income tax refundable	474	—		474
Total current assets	78,991	(1,050)		77,941

PROPERTY AND EQUIPMENT, at cost	141,156	(10,214)		130,942
Less accumulated depreciation and amortization	(90,514)	8,929		(81,585)
Property and equipment, net	50,642	(1,285)	(d)	49,357

OTHER ASSETS:
Operating lease assets	371,289	(69,474)	(d)	301,815
Other noncurrent assets	3,342	—		3,342
Acquired leasehold interest, net	6,003	—		6,003
Total other assets	380,634	(69,474)		311,160
	$510,267	$(71,809)		$438,458

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2019
(in thousands, except for par value)

	Historical Diversicare	Transaction Adjustments		Pro Forma
CURRENT LIABILITIES:
Current portion of long-term debt and capitalized lease obligations	$10,369	$—		$10,369
Trade accounts payable	16,112	—		16,112
Current portion of operating lease liabilities	23,011	(2,652)	(d)	20,359
Accrued expenses:
Payroll and employee benefits	17,444	(730)	(e)	16,714
Self-insurance reserves, current portion	12,590	—		12,590
Other current liabilities	10,228	(320)	(g)	9,908
Total current liabilities	89,754	(3,702)		86,052
NONCURRENT LIABILITIES:
Long-term debt and capitalized lease obligations, less current portion and deferred financing costs	67,130	—		67,130
Operating lease liabilities, less current portion	356,062	(67,879)	(d)	288,183
Self-insurance reserves, noncurrent portion	15,885	—		15,885
Litigation contingency accrual	9,000	—		9,000
Other noncurrent liabilities	1,498	—		1,498
Total noncurrent liabilities	449,575	(67,879)		381,696
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ DEFICIT:
Common stock, authorized 20,000 shares, $.01 par value, 6,911 shares issued, and 6,679 shares outstanding, respectively	69	—		69
Treasury stock at cost, 232 shares of common stock	(2,500)	—		(2,500)
Paid-in capital	23,738	—		23,738
Accumulated deficit	(50,958)	(228)	(d)	(51,186)
Accumulated other comprehensive loss	589	—		589
Total shareholders’ deficit	(29,062)	(228)		(29,290)
	$510,267	$(71,809)		$438,458

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    DESCRIPTION OF TRANSACTION
On December 1, 2018, the Company sold the three Kentucky Properties for a purchase price of $18.7 million. On May 17, 2019, the Company entered into an agreement with Omega Healthcare Investors, Inc. ("Omega") to amend its master lease to terminate operations of the ten Kentucky Centers, totaling approximately 885 skilled nursing beds, located in Kentucky and to concurrently transfer operations to an operator selected by Omega. On August 30, 2019, the Company completed the transaction and no longer operates any skilled nursing centers in the State of Kentucky. The Kentucky Exit meets the accounting criteria to be reported as discontinued operations.

NOTE 2.    BASIS OF PRESENTATION

These unaudited pro forma financial statements have been derived from the historical consolidated financial statements of Diversicare on Form 10-K for the years ended December 31, 2018, 2017 and 2016, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2019, and the unaudited historical condensed consolidated financial statements of Diversicare on Form 10-Q for the six months ended June 30, 2019, filed with the SEC on August 5, 2019, and the unaudited historical carve-out financial statements related to the Kentucky Exit.

NOTE 3.    ADJUSTMENTS TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
Adjustments that are directly attributable to the dispositions, factually supportable and expected to have a continuing impact are reflected in the pro forma financial statements. Pro forma adjustments are necessary to remove amounts related to the Kentucky Centers' assets and liabilities and the carve-out results of operations related to the Kentucky Exit, to adjust for costs directly related to the transactions, and to reflect the income tax effects related to the pro forma adjustments.
The accompanying statements have been prepared as if the disposition of the Kentucky Centers was completed on June 30, 2019 for balance sheet purposes and the disposition of the Kentucky Exit was completed on January 1, 2016 for statements of operations purposes, and reflect the following adjustments:

(a)
This adjustment reflects the elimination of revenues, operating expenses, lease and rent expense, professional liability, general and administrative, depreciation and amortization expense and other income related to the operations of the Kentucky Exit.

(b)
This adjustment represents the estimated income tax effect of the pro forma adjustments. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented. For the six months ended June 30, 2019, this adjustment includes the impact of the valuation allowance against the deferred tax assets related to the Kentucky Centers.

(c)	This adjustment represents the elimination of the non-recurring gain on the sale of three Kentucky Properties in December 2018.

(d)	This adjustment reflects the elimination of the assets abandoned and liabilities relieved attributable to the Kentucky Centers.

(e)	This adjustment represents the cash the Company paid to the new operator for accrued vacation.

(f)
This adjustment reflects the allocation of the estimated reduction in interest expense resulting from the debt repayment using proceeds from the December 1, 2018 sale of the Kentucky Properties and the cessation of the operations of the Kentucky Centers.

(g)	This adjustment represents the cash the Company paid to the new operator for property taxes.